PROMISSORY NOTE

$250,000.00 October 27, 2009

FOR VALUE RECEIVED, the undersigned, Optex Systems Holdings, Inc, a Delaware company ("Debtor"), promises to pay to the order of LONGVIEW FUND, L.P., or its successors or assigns ("Lender"), on December 1st, 2009 or on demand ("Maturity Date") at 505 Sansome Street, Suite 1275, San Francisco, CA 94111, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of Two Hundred and Fifty Thousand Dollars and No Cents ($250,000.00.)

The maturity date may be extended at Lenders option.

The Note will bear interest at the rate of 9%, per annum DS payable at maturity.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Debtor agrees to pay reasonable attorney's fees and expenses of collection.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California. Exclusive jurisdiction relating to this Note shall vest in courts located in the State of California.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

Optex Systems Holdings, Inc.

By: ______________________ 10/27/09

Name: Danny Schoening
Title: COO